CREDIT SUISSE
FIRST BOSTON
                                                     One Cabot Square
                                                     London
                                                     E14 40J

                                                     Telephone 020 7888 8888
                                                     Telex:  892131 CSFBG


Independent Directors
Riverdeep Group PLC
3rd  Floor
Styne House
Upper Hatch Street
Dublin 2, Ireland

Attn:  Paul D'Alton
02 February 2003



Dear Sirs

Recommended Cash Offer with Partial Share Alternative by Hertal Acquisitions PLC for Riverdeep Group PLC


We refer to the Offer Document to be released on 3 February 2003 in relation to the Recommended Cash Offer with Partial Share Alternative by Hertal Acquisitions PLC for Riverdeep Group PLC. We hereby consent to the issue of the above Offer Document with the inclusion therein of our name in the form in which it appears.

We attach a final proof of the Offer Document initialled by us for the purposes of identification.


For and on behalf of

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED



/s/ Mark Seligman
Mark Seligman
Deputy Chairman